Exhibit 99.1

1999 Directors’ Stock Option and Dividend Increase Unit Plan

of

Duke Realty Corporation

NOTICE OF GRANT

Participant Name:

Grant Date:

You have been granted the following awards under the 1999 Directors’ Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc.

Stock Options:
	Vesting Date	Option Price	Expiration Date	Number of NSO Options

Dividend Increase Units:

Number of Units Awarded
Dividend Yield at Date of Grant	%
Annualized Dividend at Grant
These units vest 20 percent each year over five years following the date of grant.

By your signature and the Company’s signature below, you and the Company agree that these awards are granted under and governed by the terms and conditions of the Stock Option Grant Agreement which is attached hereto and made a part of this document.  Participant acknowledges that this grant shall be cancelled, and none of the above Options or Units in the attached Notice of Grant shall vest, if the Company’s shareholders approve the Duke Realty Corporation 2005 Long Term Incentive Plan during the year 2005.  Your signature below constitutes your unequivocal acceptance of the terms and conditions of the Grant Agreement.

, Participant	Date

Duke Realty Corporation (“Company”)

By:	Date

1999 DIRECTORS’ STOCK OPTION AND

DIVIDEND INCREASE UNIT PLAN OF

DUKE REALTY CORPORATION

GRANT AGREEMENT

THIS GRANT AGREEMENT is made as of the date of grant set forth on the attached notice of grant (“Notice of Grant”) between Duke Realty Corporation, an Indiana corporation (the “Company”) and the member of the Board of Directors of the Company identified on the Notice of Grant (the “Participant”);

WITNESSETH:

WHEREAS, the Company has adopted the 1999 Directors’ Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. (the “Plan”), to promote the interests of the Company, its shareholders and the Subsidiaries of the Company by the granting of nonqualified stock options and Dividend Increase Units (“Units”) to members of the Board of Directors of the Company, and to thereby encourage their focus on the growth, profitability and dividend paying capacity of the Company, and

WHEREAS, the Participant is eligible to receive a grant of stock options and Units under the Plan;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Participant agree as follows:

1.                                       Grant of Option.  The Company hereby grants to the Participant the right and option (“Option”) to purchase all or any part of the number of shares of common stock of the Company set forth on the Notice of Grant subject to the terms and conditions of this agreement and the provisions of the Plan. The purchase price of the shares of common stock represented by the Option is the exercise price set forth in the Notice of Grant (which is the Fair Market Value per share on the date of grant).

2.                                       Grant of Units.   The Company hereby grants to the Participant the number of Units set forth on the Notice of Grant subject to the terms and conditions of this agreement and the provisions of the Plan.  The terms of the Units are identified on the Notice of Grant.

3.                                       The Plan.  All provisions of the Plan, including defined terms, are incorporated and are expressly made a part of this agreement by reference.  The Participant hereby acknowledges that he has received a copy of the Plan.

4.                                       Issuance of Certificates.  Certificates evidencing the shares of stock purchased under the Option will not be delivered to the Participant until full payment has been made for them.  Certificates evidencing the shares of stock issued pursuant to exercise of a Unit will not be delivered to the Participant until the Participant exercises such Unit in accordance with the Plan.  The Participant shall have none of the rights of a shareholder with respect to such shares until those shares are issued to the Participant.  The Company shall not be required to issue or deliver any certificate(s) for shares of the stock purchased upon exercise of the Option or Units prior to (i) completing any registration or other qualification of the shares, which the Company deems necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body; and (ii) obtaining any approval or other clearance from any federal or state governmental agency or body, which the Company determines to be necessary or advisable.  The

Company shall have no obligation to obtain the fulfillment of the conditions specified in the preceding sentence.

5.                                       Income and Employment Tax Withholding.  Each Participant shall be solely responsible for (and, where required by applicable law, the Company will withhold from any amounts payable under the Plan) all legally required federal, state, city and local taxes. The Committee shall permit a Participant to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of an Option or Unit by having the Company retain shares of stock which would otherwise be issued in connection with the exercise of the Option or Unit or accept delivery from the Participant of shares of Company stock which have a Fair Market Value, determined as of the date of the delivery of such shares, equal to the amount of withholding tax to be satisfied by that delivery.

6.                                       Nontransferability.

(a)                                  No Option or Unit shall be transferable, except by the Participant’s will or the laws of descent and distribution.  During the Participant’s lifetime, his Options and Units shall be exercisable only by him.  The Options and Units, and any rights and privileges pertaining thereto, shall not be transferred, assigned, pledged or hypothecated by the Participant in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

(b)                                 Notwithstanding the provisions of subsection (a), a Participant may transfer Options granted under the Plan to:  (i) Immediate Family Members; (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; or (iii) a partnership or limited liability company in which the Participant and/or the Immediate Family Members are the only equity owners (collectively, “Eligible Transferees”).  An Option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member.

(c)                                  In the event that a Participant transfers Options to an Eligible Transferee under this Section 6, the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the Options must be exercised) as the Participant or, in the event of the Participant’s death, the executor or administrator of the Participant’s estate, could have exercised such Options.  The Participant, or in the event of the Participant’s death, the Participant’s estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of an Option by an Eligible Transferee.

7.                                       Exercise of Option or Units.

(a)                                  Maximum Term and Vesting.  The Option and Units may not be exercised after the expiration of ten (10) years from the date of this agreement, subject to earlier termination as provided in the Plan or this agreement.  The Options and Units shall vest as provided in the Plan.

(b)                                 Legal Requirements.  Notwithstanding any other provision of this agreement, the Option and Units may not be exercised in whole or in part if the issuance of the shares would constitute a violation of any applicable federal or state securities law or other applicable laws, rules or regulations.  As a condition to the exercise of the Option and Units, the Company may require the person exercising the Option or Units to make any representation or warranty to the Company as may be required by any applicable law or regulation.  Provided, further, in no event shall the Option or Units be exercisable if such exercise would, as determined by the Committee in its sole discretion, affect the real estate investment trust or other federal, state or local tax status of the Company or would adversely affect the federal, state or local tax status of any Subsidiary.

8.                                       Restrictive Legend.  Unless the Company elects to register the shares under applicable federal and state securities laws, all certificates for such shares shall bear a legend in substantially the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, under the Indiana Securities Regulation Law, or under any other state securities laws.  The shares may not be sold or transferred in the absence of registration or an exemption therefrom under the Securities Act of 1933 and under applicable state securities laws.”

9.                                       Condition Precedent.  In no event shall the Company be obligated to issue stock pursuant to this agreement until it is satisfied that all conditions precedent to the issuance of the stock, as provided in the Plan and this agreement, have been performed and completed, including the approval and adoption of the Plan by the shareholders and the Board of Directors of the Company.

10.                                 Changes in Stock.  In the event of any change in the common stock of the Company, as described in Section 5.3 of the Plan, the Committee shall make appropriate adjustment or substitution in the number, kind and price of shares under the Option and the Units, all as provided in the Plan.  The Committee’s determination in this respect shall be final and conclusive upon all parties.

11.                                 Participant’s Representations.  The Participant represents to the Company that:  (i) the terms and arrangements relating to the grant of the Option and Units and the stock to which they relate, and the offer thereof, have been arrived at or made through direct communication with the Company or person acting in its behalf and such Participant; (ii) he has received a balance sheet and income statement of the Company and as a director of the Company: (A) is thoroughly familiar with its business affairs and financial condition and (B) has been provided with or has access to such information (and has enough knowledge and experience in financial and business matters that he is capable of utilizing such information) as is necessary to evaluate the risks, and make an informed investment decision with respect to, this right and the stock to which it relates; and (iii) he has sufficient financial resources so that he is able to bear the economic risks of his investment in such stock.

12.                                 Indemnity.  The Participant hereby agrees to indemnify and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees), and the Committee, from and against any and all losses, claims, damages, liabilities and expenses based upon or arising out of the incorrectness or alleged incorrectness of any representation made by him to the Company or any failure on the part of him to perform any agreements contained herein. The Participant hereby further agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees) from and against any tax liability, including without limitation, interest and penalties, incurred by the Participant in connection with his participation in the Plan.

13.                                 Effect of Headings.  The descriptive headings of the paragraphs of this agreement are inserted for convenience and identification only and do not constitute a part of this agreement for purposes of interpretation.

14.                                 Controlling Laws.  Except to the extent superseded by the laws of the United States, the laws of Indiana, without regard to the choice of law principles thereof, shall be controlling in all matters relating to this agreement.

15.                               Cancellation of Grant.  Participant acknowledges that this grant shall be cancelled, and none of the options or Units in the attached Notice of Grant shall vest, if the Company’s shareholders approve the Duke Realty Corporation 2005 Long Term Incentive Plan during the year 2005.

16.                                 Acknowledgments.  Participant acknowledges that the execution and delivery of the Notice of Grant constitutes Participant’s unequivocal acceptance of the terms and conditions hereof.

Each director should sign both copies of the attached Notices of Grant and:

•                  Return one copy of the Notice of Grant as soon as possible to:

Mgr., Equity Plan Administration

Duke Realty Corporation

600 E. 96th Street, Suite 100

Indianapolis, IN   46240

•                  Keep all other documents in a secure place for your personal records.